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                                                                    EXHIBIT 10.7

                                                          CONFIDENTIAL TREATMENT
                                                  REQUESTED PURSUANT TO RULE 406


                                 CHAUTAUQUA JET
                                SERVICE AGREEMENT


                                     Between


                                   US AIRWAYS


                                       And


                                   CHAUTAUQUA


                                   Dated as of
                                 March 19, 1999


CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933. THE OMITTED MATERIALS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                TABLE OF CONTENTS

                                                                                                          PAGE
ARTICLE 1       COMPLIANCE WITH REGULATIONS..................................................................3

ARTICLE 2       AIR TRANSPORTATION SERVICES TO BE PROVIDED BY CONTRACTOR.....................................4

     Section 2.1       Schedule Requirements.................................................................4

     Section 2.2       Left Intentionally Blank..............................................................4

     Section 2.3       Section 2.3 Technical Operations......................................................4

     Section 2.4       FAA Regulations.......................................................................5

     Section 2.5       Operating Procedures..................................................................5

     Section 2.6       Aircraft Registration.................................................................5

     Section 2.7       Chautauqua Responsibilities...........................................................6

     Section 2.8       Substitute Aircraft...................................................................6

ARTICLE 3       OPERATION UNDER THE "US AIRWAYS EXPRESS" NAME................................................7

     Section 3.1       Service Trademarks....................................................................7

     Section 3.2       Signage...............................................................................7

ARTICLE 4       US AIRWAYS' SUPPORT SERVICES AND FACILITIES..................................................8

     Section 4.1       Us Airways Services...................................................................8

     Section 4.2       Reservations..........................................................................8

     Section 4.3       Station Facilities And Ground Support Service.........................................9

     Section 4.4       Cargo, Company Materials ("Comat") And Mail Handling Services........................10

     Section 4.5       Terms Of Transportation, Sales And Promotion.........................................11

ARTICLE 5       PURCHASE OF AVAILABLE SEAT MILES ("ASMS")...................................................12

     Section 5.1       Pricing Model........................................................................12

     Section 5.2       Chautauqua Costs And Pass Through Costs..............................................12

     Section 5.3       Left Intentionally Blank.............................................................13

     Section 5.4       Base Compensation Rate...............................................................13

     Section 5.5       Profit...............................................................................14

     Section 5.6       Intentionally Left Blank.............................................................15

     Section 5.7       Left Intentionally Blank.............................................................15

     Section 5.8       Payments.............................................................................15

ARTICLE 6       LIABILITY, INDEMNIFICATION AND INSURANCE....................................................16

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                                TABLE OF CONTENTS
                                   (continued)

                                                                                                          PAGE
     Section 6.1       Chautauqua Is An Independent Contractor..............................................16

     Section 6.2       Liability And Indemnification........................................................17

     Section 6.3       Insurance Coverage...................................................................18

     Section 6.4       Cargo Liability Insurance............................................................22

ARTICLE 7       TERM AND TERMINATION........................................................................23

     Section 7.1       Effective Date And Term..............................................................23

     Section 7.2       Regulatory Changes...................................................................23

     Section 7.3       Termination..........................................................................24

     Section 7.4       Termination By Chautauqua............................................................25

     Section 7.5       Return Of Property...................................................................25

ARTICLE 8       PENALTIES FOR POOR PERFORMANCE..............................................................26

     Section 8.1       Performance Holdback.................................................................26

     Section 8.2       Performance Measures.................................................................26

     Section 8.3       Performance Incentive Payment........................................................27

     Section 8.4       Poor Performance Penalty Disputes....................................................27

ARTICLE 9       SERVICE MARK LICENSE FOR SERVICES PROVIDED PURSUANT TO This AGREEMENT.......................28

     Section 9.1       Grant Of License.....................................................................28

     Section 9.2       Terms And Conditions Governing Trademark License.....................................28

ARTICLE 10      FORCE MAJEURE...............................................................................30

     Section 10.1      Force Majeure........................................................................30

     Section 10.2      Resumption Of Service................................................................30

ARTICLE 11      NOTICES.....................................................................................31

ARTICLE 12      MAINTENANCE COST ADJUSTMENT.................................................................32

     Section 12.1      Maintenance Cost Risk Sharing........................................................32

     Section 12.2      Intentionally Deleted................................................................32

     Section 12.3      Maintenance Cost Summary.............................................................32

     Section 12.4      Maintenance Cost Disputes............................................................33

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                                TABLE OF CONTENTS
                                   (continued)

                                                                                                          PAGE
ARTICLE 13      MISCELLANEOUS...............................................................................34

     Section 13.1      Entire Agreement.....................................................................34

     Section 13.2      Headings.............................................................................34

     Section 13.3      Severability.........................................................................34

     Section 13.4      Waiver...............................................................................34

     Section 13.5      Assignability........................................................................35

     Section 13.6      Governing Law........................................................................35

ARTICLE 14      CONFIDENTIALITY.............................................................................36

     Section 14.1      Confidentiality of Agreement.........................................................36

     Section 14.2      Confidential Information.............................................................37

     Section 14.3      Exclusions From Confidential Information.............................................37

     Section 14.4      Information Shared With Us Airways Group, Inc........................................38

     Section 14.5      Information Shared With Chautauqua...................................................38

     Section 14.6      Return Of Documents..................................................................38

     Section 14.7      Remedies.............................................................................39

ARTICLE 15      DISPUTE RESOLUTION..........................................................................40

     Section 15.1      Certain Disputes.....................................................................40

     Section 15.2      Dispute Resolution Proceedings.......................................................40

                                      -iii-
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                        CHAUTAUQUA JET SERVICE AGREEMENT

     This Agreement is made and entered as of this 19th day of March, 1999, by and between US Airways, Inc., (herein referred to as "US Airways"), a Delaware corporation having its principal place of business at 2345 Crystal Drive, Arlington, Virginia 22227, and Chautauqua Airlines, Inc., (herein referred to as "Chautauqua"), a New York corporation, having a principal place of business at 2500 S. High School Road, Indianapolis, Indiana 46251.

                                   WITNESSETH:

WHEREAS, US Airways holds a certificate of public convenience and necessity issued by the Department of Transportation ("DOT") authorizing US Airways to engage in the interstate and overseas air transportation of persons, property and mail between all points in the United States, its territories and possessions;

WHEREAS, Chautauqua engages in the interstate air transportation of persons, property and mail in the United States pursuant to an exemption under 14 C.F.R
Part 298;

WHEREAS, US Airways owns various trademarks, service marks and logos, including "US Airways," "US Airways Express," and distinctive exterior color decor and patterns on its aircraft, hereinafter referred to individually and collectively as the "US Airways servicemarks";

     WHEREAS, Chautauqua desires to operate regional jets as US Airways Express air transportation services as provided in this Agreement and wishes to acquire a nonexclusive license for use of one or more of US Airways' Servicemarks for use in connection with Chautauqua's operation of such services;

WHEREAS, US Airways desires to contract for the operation of such regional jets as scheduled air transportation services by Chautauqua and does hereby grant Chautauqua the use of one or

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more of US Airways' Servicemarks in connection with Chautauqua's operation of such services; and

WHEREAS, both parties desire that Chautauqua be compensated by US Airways for operating such regional jets as air transportation services and that US Airways assume certain of the business obligations associated with the marketing and sale of such transportation services to the traveling public, in each case as more particularly described herein;

NOW THEREFORE, for and in consideration of the foregoing premises and the mutual covenants and obligations hereinafter set forth, the parties to this Agreement hereby agree as follows:

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ARTICLE 1   COMPLIANCE WITH REGULATIONS

Chautauqua hereby represents, warrants and agrees that all air transportation services performed by it pursuant to this Agreement or otherwise shall be conducted in full compliance with any and all applicable statutes, orders, rules, and regulations, whether now in effect or hereafter promulgated, of all governmental agencies having jurisdiction over Chautauqua's operations, including, but not limited to the Federal Aviation Administration and the DOT (for purposes of this Agreement, any applicable regulatory authority, whether domestically or internationally, shall be referred to as the "FAA"). Chautauqua hereby accepts the sole and exclusive responsibility for complying with such governmental statutes, orders, rules, and regulations and the parties agree that US Airways will have no obligations or responsibilities, whether direct or indirect, with respect to such matters, except for sharing the costs associated therewith as and to the extent provided herein.

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ARTICLE 2   AIR TRANSPORTATION SERVICES TO BE PROVIDED BY CONTRACTOR

SECTION 2.1   SCHEDULE REQUIREMENTS

At all times during the term of this Agreement and any amendment or extension thereof, Chautauqua will schedule and operate US Airways Express air transportation service between various U.S. domestic city-pairs and between various U.S - Canadian city-pairs selected in accordance with the immediately succeeding sentence (hereinafter referred to as the "Service") using ten (10) EMB-145 LR fifty (50) seat jet aircraft or such other aircraft as may be substituted therefore pursuant to the terms hereof (hereinafter referred to as the "Aircraft"), based on the implementation schedule set forth in Exhibit 2.1, attached hereto and made a part hereof. The city-pairs from which the air transportation services are to be provided by Chautauqua pursuant to this Agreement will be selected by US Airways, in its sole discretion, subject only to operations and safety requirements, minimum and maximum schedule requirements, and the other parameters set forth in Exhibit 2.1(a). US Airways may, on sixty (60) days advance written notice to Chautauqua, designate changes in the following: city-pairs served, aircraft routings or flight frequencies, provided that the new city-pairs, aircraft routings, and flight frequencies continue to satisfy the parameters set forth in Exhibit 2.1(a).

SECTION 2.2   LEFT INTENTIONALLY BLANK

SECTION 2.3   SECTION 2.3 TECHNICAL OPERATIONS

During the term of this Agreement, Chautauqua will be responsible for the technical operation of the Aircraft and the safe performance of the flights in accordance with all applicable law (such law of any jurisdiction having authority, the "FAA Regulations'). Chautauqua shall retain full authority, operational control and possession of the Aircraft to enable it to do so. In particular,

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Chautauqua or its agents or employees will, for the purpose of the safe performance of such flights, have absolute discretion in all matters concerning the preparation of the Aircraft for flight, the flight, the load carried and its distribution in so far as such matters affect the safety of the Aircraft, the decision whether or not such flight shall be undertaken, and all other matters relating to the technical operation of the Aircraft. Chautauqua will be solely responsible for, and US Airways will have no obligations or duties with respect to the dispatch of Chautauqua's flights operated pursuant to this Agreement or otherwise. For the purpose of this Section 2.3, the, term flight dispatch will include, but will not be limited to, all planning of flight itineraries and flight paths, fueling and flight release.

SECTION 2.4   FAA REGULATIONS

The operation of the Aircraft shall be carried out in accordance with the FAA Regulations and the approved standards and practices of Chautauqua thereunder.

SECTION 2.5   OPERATING PROCEDURES

Chautauqua will furnish to US Airways a copy of relevant operating specifications, operational regulations, manuals and calculations in respect of the Aircraft and will also furnish to US Airways a copy of all flight statistics in respect of the flights operated.

SECTION 2.6   AIRCRAFT REGISTRATION

During the term of this Agreement, the Aircraft will remain registered in the United States of America in accordance with the FAA Regulations.

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SECTION 2.7   CHAUTAUQUA RESPONSIBILITIES

Chautauqua will be responsible for providing, at its own cost, in connection with the Services provided under this Agreement, all services and materials identified under the heading "To Chautauqua" in Exhibit 2.8, attached hereto and made a part hereof (collectively, the "Chautauqua Services").

SECTION 2.8   SUBSTITUTE AIRCRAFT

In addition to the Aircraft described in Section 2.1, Chautauqua may arrange for, and may have substitute aircraft as may be required to maintain effectively the seat miles which US Airways will purchase under this Agreement, during periods when Chautauqua's primary aircraft may be out of service due to unforeseen and irregular maintenance requirements. Chautauqua may substitute a cabin class aircraft (including, without limitation, a SAAB 340-A aircraft), in US Airways Express livery or another aircraft. In the case of another aircraft, US Airways' prior approval shall be required, but such approval not be unreasonably withheld or delayed. In such event, Chautauqua will be paid as follows with respect to the SAAB 340-A aircraft: [*]completed by such substitute aircraft. In addition, Chautauqua will be paid for the ASMs flown by such substituted aircraft in the same manner that it is paid for ASMs flown by the Aircraft. For all other Chautauqua Services involving substitute aircraft, Chautauqua will be compensated in accordance with specific rates mutually agreed upon between Chautauqua and US Airways. If a substitute aircraft is to be utilized for more than a two (2) day period, Chautauqua and US Airways will mutually agree upon the route that will be covered by the substitute aircraft.

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ARTICLE 3   OPERATION UNDER THE "US AIRWAYS EXPRESS" NAME

SECTION 3.1   SERVICE TRADEMARKS

The Aircraft utilized by Chautauqua pursuant to this Agreement will bear US Airways Servicemarks, presently consisting of the red, white, gray and blue aircraft exterior color decor and pattern provided by US Airways and the name "US Airways Express." At any time during the term of this Agreement, and at the sole discretion of US Airways, Chautauqua shall use such new or different servicemarks and exterior color decor and patterns on its Aircraft as US Airways may determine. Interior color schemes must also be approved by US Airways. Upon written notice from US Airways, which will include the specifications for any such changes in servicemarks and/or exterior aircraft decor and patterns, Chautauqua will effect such changes as promptly as is reasonably practicable. Chautauqua will not be required to implement changes in the exterior color decor and pattern more than once in any consecutive three-year period. Any out-of-pocket expenses to repaint or to redecorate the Aircraft or reconfigure or redecorate the interior of the Aircraft as a result of changes required by US Airways, other than routine maintenance, shall be paid for by US Airways.

SECTION 3.2   SIGNAGE

In addition to use of the US Airways Servicemarks on the Aircraft, Chautauqua will use and display suitable signs on the interior and exterior of the Aircraft identifying Chautauqua as the operator of the services being provided pursuant to this Agreement. The location of the signs will be subject to the prior written approval, such approval not to be unreasonably withheld or delayed, of US Airways as to nature, size and location on Chautauqua's Aircraft provided that the signs will satisfy the FAA Regulations.

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ARTICLE 4   US AIRWAYS' SUPPORT SERVICES AND FACILITIES

SECTION 4.1   US AIRWAYS SERVICES

US Airways and/or third party providers, at the discretion of US Airways, will provide at US Airways' cost and expense, marketing, reservations, ground support services, station facilities, and cargo and mail handling services, to the extent and in the manner set forth in the subsequent sections of this Article 4 (collectively, and together with the responsibilities of US Airways under Exhibit 2.8 hereof, the "US Airways Services"). Such services and facilities will be furnished only with respect to Chautauqua's Services offered under this Agreement.

SECTION 4.2   RESERVATIONS

(a) All reservations will be requested and confirmed for passengers using the Aircraft operated by Chautauqua under this Agreement through US Airways' internal reservations services. Connecting reservations to US Airways or to other air carriers will be requested and confirmed through US Airways' internal reservations system in accordance with currently established methods and procedures utilized by US Airways for its passengers. For passengers originating their travel at points other than those served by Chautauqua under this Agreement, either on US Airways' internal reservations system or on the reservations systems of other airlines, connecting reservations to the services of Chautauqua will also be made in accordance with currently established methods and procedures utilized by US Airways for its passengers. In all cases, US Airways will confirm the reservations of Chautauqua's passengers through the entire itinerary of their scheduled trips. When a contact number is supplied by the passengers making such reservations, US Airways will assume the responsibility of notifying passengers of any changes in Chautauqua's schedules or operations, provided that Chautauqua furnishes US Airways with sufficient advance notice of such changes.

(b) In the event of flight delays, cancellations or other schedule irregularities affecting Chautauqua's scheduled services, and as soon as information concerning such irregularities is

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available, Chautauqua will notify US Airways' reservations control center in a manner prescribed by US Airways and furnish such information in as much detail as is reasonably practicable. All schedule changes and passenger re-accommodations for Chautauqua passengers will be performed in the same manner as they would for US Airways passengers.

(c) From time to time, and solely upon the request of Chautauqua or its flight crews, US Airways may furnish Chautauqua's flight crew with such U.S. weather bureau information or data as may be available to US Airways; provided, that in furnishing any such weather information or data to Chautauqua, neither US Airways nor its employees or agents will be responsible or liable for the accuracy thereof.

SECTION 4.3   STATION FACILITIES AND GROUND SUPPORT SERVICE

US Airways and/or third patty providers, at the discretion of US Airways, will provide, at US Airways' cost and expense, the following services at locations where Chautauqua provides air transportation services pursuant to this
Agreement:

         (a) check-in and ticketing of passengers [*];
         (b) use of US Airways' passenger facilities [*];
         (c) [*];
         (d) [*];
         (e) [*];
         (f) [*];
         (g) [*]; and
         (h) [*].

SECTION 4.4   CARGO, COMPANY MATERIALS ("COMAT") AND MAIL HANDLING SERVICES

(a) US Airways' personnel and/or third party personnel, at the discretion of US Airways, will process appropriate tickets and/or bills of lading and US Airways airbills, accept for

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transportation, and will load on the regularly scheduled air transportation
Services operated by Chautauqua under this Agreement, such cargo and U. S. mail as will be tendered to it by the United States Postal Service ("USPS") and by cargo customers, provided that no Hazardous Materials may be accepted and transported on Chautauqua Aircraft, except as permitted by the Department of Transportation pursuant to regulations contained in 49 C.F.R. Parts 171 through 180.

(b) US Airways will observe and comply with all applicable regulations, instructions and procedures with respect to mail, CoMat and cargo packages.

(c) Subject to subpart (b) of Section 4.4, above, US Airways will process any Chautauqua CoMat that Chautauqua may desire to send on Chautauqua Aircraft.

(d) Chautauqua personnel will comply with US Airways' applicable instructions and procedures with respect to CoMat packages tendered to US Airways pursuant to this Agreement.

SECTION 4.5   TERMS OF TRANSPORTATION, SALES AND PROMOTION

(a) US Airways' Terms of Transportation, with certain exceptions listed therein, including procedures with respect to schedule change and passenger re-accommodation procedures, will be applicable to Chautauqua Services provided pursuant to this Agreement. Such Terms of Transportation will at all times be available for public inspection at Chautauqua's corporate offices and at each airport ticket counter and sales office maintained and operated by US Airways in connection with the Services provided under this Agreement.

(b) All tickets issued for air passenger transportation, and all bills of lading, US Airways airbills and invoices issued for U. S. mail and cargo shipments, provided on the Service offered under this Agreement, will bear the "US Airways" airline designator code.

(c) US Airways is responsible for [*].

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(d) US Airways will include the scheduled air services provided by Chautauqua pursuant to Article 2 of this Agreement in its public timetables (including Chautauqua's connecting schedules on the same basis as it does its own), if published. All references in US Airways' public timetables to Chautauqua's US Airways Express services will also contain notations indicating that such scheduled services are performed by Chautauqua as an independent contractor under the appropriate US Airways Servicemarks and will comply with all regulatory disclosure requirements.

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ARTICLE 5   PURCHASE OF AVAILABLE SEAT MILES ("ASMS")

SECTION 5.1   PRICING MODEL

US Airways and Chautauqua have developed a certain model, hereinafter referred to as "the Pricing Model" and set forth in Exhibit 5.1, which will be used to determine the compensation to be paid by US Airways for city-pairs flown by Chautauqua pursuant to this Agreement.

SECTION 5.2   CHAUTAUQUA COSTS AND PASS THROUGH COSTS

The Pricing Model, which will be used to compensate Chautauqua, divides compensation into two categories, (1) "Chautauqua Costs" and (2) "Pass Through Costs."

(a) Chautauqua will be reimbursed for "Chautauqua Costs" according to the rates set forth in Exhibit 5.1 based upon the following:

     (i) with respect to the Per Aircraft costs set forth therein, the number of Aircraft in Chautauqua's fleet that have been placed into service for US Airways Express operation under this Agreement;

     (ii) with respect to the Per Block Hour costs set forth therein, the Block Hours for flights actually flown by the Aircraft;

     (iii) with respect to the Per Flight Hour costs set forth therein, the number of Flight Hours actually flown by the Aircraft;

     (iv) with respect to the Per Departure costs set forth therein, the number of actual departures; and

     (v) with respect to the Fixed Costs set forth therein, the amount of such fixed costs. After [*] of the implementation of Service with the [*]Aircraft under this Agreement, and every [*] thereafter, the parties will review in good faith the [*]. To the extent that the [*] is not on average, equal to [*] and such [*] is not attributable to [*], the Per Block Hour Cost set forth in Exhibit 5.1 shall be adjusted to reflect the actual [*] and the resultant [*]

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     required by Chautauqua. Any disputes relating to an adjustment of the Per
     Block Hour Costs in Exhibit 5.1 shall be resolved in accordance with the dispute resolution procedure set forth in Article 15.

(b) Each cost component will be adjusted annually at the beginning of each calendar year within the Term of this Agreement based upon the escalation factor set forth in Exhibit 5.1, except that with respect to [*] such escalation will take effect at the time of the increases provided for [*], currently [*], and currently [*].

(c) Chautauqua will be reimbursed for "Pass Through Costs" based upon the actual costs incurred by Chautauqua.

SECTION 5.3   LEFT INTENTIONALLY BLANK

SECTION 5.4   BASE COMPENSATION RATE

(a) US Airways will pay Chautauqua on the first day of each month an amount based upon the Pricing Model's estimated figures, such amount being referred to as the Base Compensation Rate less an amount equal to [*]. US Airways will place the amount held back in a separate account hereinafter referred to as the "Incentive Fund."

(b) After the end of the month, US Airways will pay Chautauqua an amount based upon the Pricing Model's figures using actual statistics and replacing the model's Pass Through Costs with actual amounts as discussed in Section 5.2 less the amount equal to [*] less the estimated amount paid by US Airways on the first day of the month per Section 5.4 (a). If it is determined that US Airways' estimated payment is more than the amount calculated after the end of the month, Chautauqua will be required to refund the overpayment amount promptly.

(c) At the end of the month, a payment from the Incentive Fund (hereinafter "Incentive Payment"), if any, will be made to Chautauqua as described in Section 8.3.

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(d) Notwithstanding the provisions set forth in this Article 5, in the event that Chautauqua is unable to provide the Chautauqua Services due to the grounding of the Aircraft as a result of a defect in the design or manufacture of the Aircraft or as a result of a strike by employees of Chautauqua, US Airways shall only be responsible for payment of Chautauqua's Fixed Costs and Per Aircraft costs as set forth in Exhibit 5.1 during such period for [*] days. In the event that Chautauqua is unable to provide the Chautauqua Services as a result of Chautauqua's failure to properly maintain the Aircraft, or to otherwise comply with FAA Regulations associated with the maintenance and/or operation of the Aircraft, US Airways payment obligation shall be fully suspended during such time period. In the event Chautauqua is unable to provide the Chautauqua Services as a result of any other reason, including without limitation, due to a US Airways strike, US Airways shall pay Chautauqua its Fixed Costs and Per Aircraft Costs as set forth in Exhibit 5.1 plus its Profit (as defined in Section 5.5 below) for such period based on the minimum number of ASM's guaranteed under this Agreement for each day during such period.

SECTION 5.5   PROFIT

In addition to the cost reimbursement set forth in Section 5.2 above, US Airways will pay Chautauqua monthly in arrears a "Profit" of [*] per actual Available Seat Mile (ASM) flown during the month provided that, if during the course of any year during the term of this Agreement, the actual number of ASMs flown is less than [*], Chautauqua will be paid a Profit for the lesser of (a) [*], and
(b) [*]. The Profit will be escalated [*], beginning in the [*] year of this Agreement, and

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thereafter, by [*].

SECTION 5.6   INTENTIONALLY LEFT BLANK

SECTION 5.7   LEFT INTENTIONALLY BLANK

SECTION 5.8   PAYMENTS

All payments due under this Article will be paid directly to Chautauqua, or US Airways, as the case may be, within ten (10) business days of the calculation of any payment that is due under this Agreement, except as provided in Section 5.4(a).

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ARTICLE 6   LIABILITY, INDEMNIFICATION AND INSURANCE

SECTION 6.1   CHAUTAUQUA IS AN INDEPENDENT CONTRACTOR

(a) The employees, agents, and/or independent contractors of Chautauqua engaged in performing any of the services Chautauqua is to perform pursuant to this Agreement will be employees, agents, and independent contractors of Chautauqua for all purposes, and under no circumstances will be deemed to be employees, agents or independent contractors of US Airways. 1n its performance under this Agreement, Chautauqua will act, for all purposes, as an independent contractor and not as an agent for US Airways. US Airways will have no supervisory power or control over any employees, agents or independent contractors engaged by Chautauqua in connection with its performance hereunder, and all complaints or requested changes in procedures will, in all events, be transmitted by US Airways to a designated officer of Chautauqua. Nothing contained in this Agreement is intended to limit or condition Chautauqua's control over its operations or the conduct of its business as an air carrier, and Chautauqua and its principals assume all risks of financial losses which may result from the operation of the air transportation services to be provided by Chautauqua hereunder.

(b) The employees, agents, and/or independent contractors of US Airways engaged in performing any of the services US Airways is to perform pursuant to this Agreement will be employees, agents, and/or independent contractors of US Airways for all purposes, and under no circumstance will they be deemed to be employees, agents, and/or independent contractors of Chautauqua. Chautauqua will have no supervision or control over any such US Airways employees, agents, and/or independent contractors and any complaint or requested change in procedure will be transmitted by Chautauqua to US Airways' designated representative.

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SECTION 6.2   LIABILITY AND INDEMNIFICATION

(a) Each party hereto assumes full responsibility for any and all liability to its own directors, officers, employees, or agents arising from injury, or death resulting from or sustained in the performance of its respective services under this Agreement. (b) Chautauqua will indemnify, defend, protect, save, and hold harmless US

Airways, its directors, officers, employees, and agents from and against any and all liabilities, claims, demands, suits, judgments, damages, and losses (including the reasonable costs, fees, and expenses in connection therewith and incident thereto), brought against US Airways, its directors, officers, employees or agents by or on behalf of any director, officers, employee, agent or independent contractor of Chautauqua or anyone else claiming through such persons, or by reason of damage or destruction of property of any such person, or injury to or death of such person, caused by or arising out of any act or omission of Chautauqua (collectively "Chautauqua Claims") occurring during the term of this Agreement except for claims based on matters for which US Airways is responsible under the terms of this Agreement or claims arising solely from the gross negligence or willful misconduct of US Airways. US Airways will give Chautauqua prompt and timely written notice of any claim made or suit instituted against US Airways which in any way results in indemnification hereunder, and Chautauqua will have the right to compromise or participate in the defense of same to the extent of its own interest, including the selection of counsel to represent its interest in the matter.

(c) Each party, with respect to its own employees, accepts full and exclusive liability for the payment of worker's compensation and/or employer's liability insurance premiums with respect to such employees, and for the payment of all taxes, contributions or other payments for unemployment compensation or retirement benefits, pensions or annuities now or hereafter imposed upon employers by the government of the United States or by any state or local governmental body with respect to such employees measured by the wages, salaries, compensation or other remuneration paid to such employees, or otherwise, and each party further agrees to made such payments and to make and file all reports and returns, and to do everything necessary to comply with the laws imposing such taxes, contributions or other payments.

(d) US Airways will indemnify, defend, protect, save, and hold harmless Chautauqua, its directors, officers, employees, and agents from and against any and all reasonable liabilities, claims, demands, suits, judgments, damages, and losses (including all reasonable costs, fees and expenses in connection therewith or incident thereto), brought against Chautauqua, its directors, officers, employees or agents by or on behalf of any director, officer, employee, agent or independent contractor of US Airways or anyone else claiming through such persons, or by reason of damage or destruction of property of any such person, or injury to or death of such person, caused by or arising out of any act or omission of US Airways (collectively "US Airways Claims") occurring during the term of this Agreement except for claims based on matters for which Chautauqua is responsible under the terms of this Agreement or claims arising solely from the gross negligence or willful misconduct of Chautauqua. Chautauqua will give US Airways prompt and timely notice of any claim made or suit instituted against Chautauqua which in any way results in indemnification hereunder, and US Airways will have the right to compromise or participate in the defense of same to the extent of its own interest, including the selection of counsel to represent its interest in the matter.

SECTION 6.3   INSURANCE COVERAGE

(a) Chautauqua will, at all times during the effectiveness of this Agreement, have and maintain in full force and effect, policies of insurance satisfactory to US Airways, of the types of coverage, and in the minimum amounts stated below with companies reasonably satisfactory to US Airways and under terms and conditions reasonably satisfactory to US Airways, including coverage on all Aircraft from which Chautauqua Services are to be provided pursuant to this Agreement. Unless otherwise specified, the minimum amounts of insurance coverage required under this paragraph will be [*] combined single limit for all coverage required under this paragraph.

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                                            Minimum Amount of Insurance Coverage
       Type of Insurance Coverage             (U.S. Currency - Per Occurrence)
----------------------------------------    ------------------------------------
1. Comprehensive Airline Liability
    Insurance (including Premises
    Liability Products and Completed
    Operations Liability Insurance)

     a. Bodily Injury - Passengers and
         Non-Passengers                             $[*] Each Occurrence

     b. Personal Injury - Passengers                $[*] Each Occurrence

     c. Personal Injury - Non-Passengers            $[*] Each Occurrence

     d. Property Damage                             $[*] Each Occurrence

2. Worker's Compensation Insurance                          [*]
    (Chautauqua's Employees)

3. Employer's Liability                                    $[*]
    (Chautauqua's Employees)

4. All Risk Hull and Aviation Hull War       [*] or such lesser amount as may be
    and Associated Perils (or equivalent)         consented to by US Airways
    insurance on Aircraft performing
    Chautauqua services hereunder

(b) The parties hereby agree that from time to time during the life of this Agreement, US Airways may require Chautauqua to have and maintain amounts different from those set forth in paragraph (a) above, should the circumstances and conditions of Chautauqua's operations under this Agreement be deemed in US Airways' reasonable judgment, to require reasonable increases in any or all of the foregoing minimum insurance coverage.

(c) Chautauqua agrees, in addition, that all policies of insurance which it maintains pursuant to this Agreement, will:

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     (i) provide that any waiver of rights of subrogation against other parties by Chautauqua will not affect the coverage provided hereunder with respect to US Airways;
     (ii) with respect to the Services performed by the parties pursuant to this Agreement, provide that Chautauqua's underwriters will waive any and all subrogation rights against US Airways, its directors, officers, agents and employees, except for claims based solely upon the gross negligence or willful misconduct of US Airways or any such person; and
     (iii) be duly and properly endorsed to provide that each such policy or policies or any part or parts thereof will not be canceled, terminated, or materially altered, changed or amended by Chautauqua's insurance underwriters, until after [*] or such lesser period as may from time to time be applicable in the case of any war and allied/associated hull coverage) written notice to US Airways which [*] written notice will commence to run from the date such notice is mailed via reputable overnight carrier to the attention of US Airways.

(d) With respect to policies of insurance described in subsection numbered 1 of
Section 6.3 (a) of this Agreement, Chautauqua will provide that such policies:
     (i) endorse US Airways, its directors, officers, agents, and employees as Additional lnsureds thereunder;
     (ii) constitute primary insurance for such claims and acknowledge that any other insurance policy or policies of US Airways will be secondary or excess insurance;
     (iii) cover US Airways' [*]; and
     (iv) provide [*] clauses acceptable to US Airways, and a specific contractual liability insurance provision covering liability assumed by Chautauqua under this Agreement.

(e) With respect to policies of insurance for coverage described in subsections 1 and 4 of Section 6.3(a) of this Agreement, a breach of warranty clause reasonably acceptable to US Airways must be provided by Chautauqua's insurers.

(f) All aircraft hull insurance provided pursuant to subsection 4 of Section 6.3(a) of this Agreement will be provided on an agreed value basis, and, except with the consent of

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US Airways, will not be subject to more than the standard market deductibles, as certified by a recognized broker in the event of loss, settled on the basis of a total loss, all losses will be payable in full.

(g) In the event that any of Chautauqua's insurance policies under this Agreement are obtained directly from foreign underwriters, US Airways must be allowed to maintain against such foreign underwriters, a direct action in the United States upon said insurance policies and to provide for service of process to an attorney located within the United States, who maintains an office in Washington, D. C., or New York, New York. (h) Upon the effective date of this Agreement, and from time to time thereafter upon request by US Airways, Chautauqua will furnish to US Airways certificates of insurance satisfactory to US Airways of the aforesaid insurance coverage, limits and endorsements. In addition to the certificates of insurance, Chautauqua's insurance broker will provide their written opinion that the policy or policies of insurance carried by Chautauqua are in full compliance with all of the insurance requirements set forth herein and are in full force and effect. Initially, this evidence will be provided by certified copies of the policies required hereunder. In the event of a change of broker by Chautauqua, such certificates will be supplied to US Airways from broker reasonably satisfactory to US Airways.

(i) In the event Chautauqua fails to maintain in full force and effect any of the insurance and endorsements described in this Section 6.3, US Airways will have the right (but not the obligation) to procure and maintain such insurance or any part thereof. The cost of such insurance will be payable by Chautauqua to US Airways upon demand by US Airways. The procurement of such insurance or any part thereof by US Airways does not discharge or excuse Chautauqua's obligation to comply with the provisions of this Section. Chautauqua agrees not to cancel, terminate or materially alter, change or amend any of the policies referred to in this Section until after providing [*] advance written notice to US Airways, of its intent to so cancel, terminate or materially alter, change or amend said policies or insurance, which [*] notice period will commence to run from the date notice is mailed via reputable overnight carrier to the attention of US Airways.

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SECTION 6.4   CARGO LIABILITY INSURANCE

US Airways will maintain cargo liability insurance coverage, in types and amounts required by law, for all air freight transported by Chautauqua under a US Airways airbill on flights operated pursuant to the Services provided by Chautauqua under this Agreement.

ARTICLE 7   TERM AND TERMINATION

SECTION 7.1   EFFECTIVE DATE AND TERM

This Agreement is effective as of the date and year first written above, and Services provided hereunder will continue, without interruption, for a period of seven (7) years from the implementation date of the first Aircraft, unless it is terminated on an earlier date pursuant to the provisions of this Article 7. US Airways, at its sole option, may extend the agreement by three (3) years with written notification any time up to twelve (12) months before the end of the first seven (7) year term.

SECTION 7.2   REGULATORY CHANGES

In the event of any change in the statutes and/or regulations governing the provision of the Services to be provided pursuant to this Agreement that materially and adversely affects the economic value of this Agreement, taken as a whole, to either US Airways or Chautauqua, or both, then the parties hereto will consult within thirty (30) days after any of the occurrences described herein in order to determine what, if any, changes to this Agreement are necessary or appropriate to preserve the essence of the Agreement. If the parties hereto are unable to agree whether any change or changes to this Agreement are necessary and proper, or as to the terms of such change or changes, or whether this Agreement should be canceled in light of the occurrences as described above, and such failure to reach agreement will continue for a period of thirty (30) days following the commencement of the consultations provided for by this Section 7.2, then this Agreement may be canceled by the party materially and adversely affected in such manner upon by providing the other party a minimum of ninety (90) days written notice of such cancellation

SECTION 7.3   TERMINATION

US Airways may terminate this Agreement, for cause, upon not less than ninety
(90) days written notice to Chautauqua, should any of the following conditions set forth in subparts (a) through (d) of this Section 7.3 occur during the term of this Agreement, subject to Chautauqua's right to cure such condition as set forth herein. After notice of termination is given, US Airways will meet with Chautauqua for the purpose of resolving the conditions so occurring. Should such conditions not be corrected within ninety (90) days (or action taken to begin correcting the problem if correction cannot be completed within ninety (90)
days), then the termination is effective. If the conditions are corrected (or all steps to remedy the situation were promptly taken if the correction cannot be completed reasonably within ninety (90) days), the termination notice shall be deemed rescinded. The conditions arc:
     (a) If Chautauqua fails to retain and/or utilize the Aircraft in the manner required in Article 2, except as otherwise provided herein; or
     (b) If, after Chautauqua's introduction of services hereunder with the [*] Aircraft, Chautauqua's flight completion factor falls below the following standard due to [*] operational deficiencies that are within the responsibility of Chautauqua under thus Agreement:
          [*] for any [*] consecutive months, or
          [*] for any [*] consecutive months, or
     (c) If, after Chautauqua's introduction of services hereunder with the [*] Aircraft, Chautauqua's departure performance as measured in Section 8.2 of this Agreement falls below either of the following:
          [*] for any [*] months, or
          [*] for any [*] months; or
     (d) If Chautauqua admits liability or is found liable for safety infractions (other than routine ministerial fines) by the Federal Aviation Administration which could reasonably be expected to lead to the suspension or revocation of Chautauqua's operating certificate, or in US Airways' reasonable opinion, is not complying in any material respect with applicable safety and operational requirements.

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SECTION 7.4   TERMINATION BY CHAUTAUQUA

Chautauqua shall have the right to terminate this Agreement on ninety (90) days prior written notice to US Airways in the event US Airways terminates the Chautauqua Service Agreement dated as of February 9, 1994, as amended.

SECTION 7.5   RETURN OF PROPERTY

Upon final termination of this Agreement, each party will, as soon as practicable, return any and all property of the other party to such other party.

ARTICLE 8   PENALTIES FOR POOR PERFORMANCE

SECTION 8.1   PERFORMANCE HOLDBACK

Following Chautauqua's introduction of Services hereunder with the [*] Aircraft, US Airways will withhold [*] from the estimated monthly advance payment due under Section 5.4 ("Holdback"). This Holdback will be paid to Chautauqua based upon Chautauqua's operating performance in accordance with the terms of this
Article 8.

SECTION 8.2   PERFORMANCE MEASURES

Chautauqua's operating performance will be measured each month following Chautauqua's introduction of services hereunder with the [*] Aircraft, based upon the following metrics:

     (a) The percentage of departures completed within [*] of scheduled departure time based on departures made within Aircraft turn times excluding [*] will be measured. Chautauqua will be awarded [*] for every day that more than [*] of scheduled departures meet goal.

     (b) The percentage of scheduled departures completed excluding [*] will be measured. Chautauqua will earn [*] for every day that Chautauqua completes more than [*] of scheduled departures.

     (c) Passenger complaints received for [*] will be tracked by US Airways. [*] will be awarded in any month where complaints received per one hundred thousand (100,000) passengers carried under the terms of this Agreement are less than [*].

SECTION 8.3   PERFORMANCE INCENTIVE PAYMENT

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At the end of each month, US Airways will compute the total number [*] earned by
Chautauqua and provide a summary statement summarizing the overall performance [*] earned by Chautauqua during the preceding month. US Airways will pay a performance incentive for the previous month based upon the following table:

     [*]                                           [*]
     [*]                                           [*]
     [*]                                           [*]
     [*]                                           [*]

SECTION 8.4   POOR PERFORMANCE PENALTY DISPUTES

Any disputes between US Airways and Chautauqua arising as a result of Penalties for Poor Performance will be resolved in accordance with the dispute resolution procedures set forth in Article 15.

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ARTICLE 9   SERVICE MARK LICENSE FOR SERVICES PROVIDED PURSUANT TO THIS
            AGREEMENT

SECTION 9.1   GRANT OF LICENSE

US Airways hereby grants to Chautauqua a nonexclusive, nontransferable license to use such US Airways Servicemarks as US Airways may designate from time-to-time in connection with the services to be rendered by Chautauqua under this Agreement; PROVIDED, HOWEVER, that at any time during the term of this Agreement, US Airways may alter, amend or revoke the license hereby granted and require at US Airways' expense, if directed by US Airways, Chautauqua's use of any new or different US Airways Servicemarks in conjunction with the air transportation services provided hereunder as US Airways may determine in the exercise of its sole discretion and judgment.

SECTION 9.2   TERMS AND CONDITIONS GOVERNING TRADEMARK LICENSE

(a) Chautauqua hereby acknowledges US Airways' ownership of the US Airways Servicemarks, further acknowledges the validity of the US Airways Servicemarks, and agrees that it will not do anything in any way to infringe or abridge US Airways' rights in its Servicemarks or directly or indirectly to challenge the validity of the US Airways Servicemarks.

(b) Chautauqua agrees that, in providing the Services contemplated under this Agreement or the Service Agreement dated February 9, 1994, as amended, it will not advertise or make use of the US Airways Servicemarks without the prior written approval of US Airways. US Airways will have absolute discretion to withhold its consent concerning any and all such advertising and use of the US Airways Servicemarks in advertising by Chautauqua. In the event US Airways approves the use of such US Airways Servicemarks in any advertising, such advertising will identify US Airways as the owner of such servicemarks, and conform with any additional requirements specified by US Airways.

(c) To the extent that Chautauqua is licensed to use the US Airways Servicemarks or the Service Agreement dated as of February 9, 1994, as amended, they will only be used in conjunction with the Chautauqua Services specifically covered by this Agreement and not in connection with any other businesses or activities of Chautauqua or any other entity.

(d) Nothing in this Agreement will be construed to give Chautauqua the exclusive right to use the US Airways Servicemarks, or to abridge US Airways' right to use and/or license its Servicemarks, and US Airways hereby reserves the right to continue use of the US Airways Servicemarks and to license such other uses of said Servicemarks as US Airways may desire.

(e) No term or provision of this Agreement will be construed to give Chautauqua the exclusive right to use the US Airways Servicemarks. US Airways hereby reserves the right to continue use of the US Airways Servicemarks and to license such other uses of said Servicemarks as US Airways may desire.

(f) No term or provision of this Agreement will be construed to preclude the use of the Servicemarks "US Airways Express" or the aircraft exterior color decor and patterns by other individuals or entities not covered by this Agreement.

(g) Upon the cancellation or termination of this Agreement, the license and use of the US Airways Servicemarks by Chautauqua will cease, and such use will not thereafter occur except as appropriate in any phase-out of service of this Agreement.

ARTICLE 10  FORCE MAJEURE

SECTION 10.1  FORCE MAJEURE

Notwithstanding anything to the contrary herein contained, it is agreed that either Party will be relieved of its obligations hereunder in the event and to the extent that performance hereof is delayed or prevented by any cause beyond its control and not caused by the Party claiming relief hereunder, including, without limitation, acts of God, public enemies, war, labor shortages, strikes, insurrection, acts or orders of governmental authorities, fire, flood, explosion, or riots or the recovery from such cause ("force majeure"), PROVIDED, HOWEVER, that the foregoing will not apply to the obligations of the parties under Article 6 or the obligations of US Airways to pay for the Chautauqua Services as and to the extent provided under Article 5 of this Agreement.

SECTION 10.2  RESUMPTION OF SERVICE

Chautauqua agrees that where relief is obtained under this provision to make its best efforts to resume Service. Chautauqua further agrees to consult with and advise US Airways of any anticipated delay or failure, as soon as it becomes aware of such anticipated delay or failure or the possibility thereof, whether for FORCE MAJEURE or otherwise, and where applicable, to reestablish applicable timetables.

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ARTICLE 11  NOTICES

Except where specified elsewhere in this Agreement, any and all notices, approvals or demands required or permitted to be given by the Parties hereto will be sufficient if made in writing and sent by certified mail, postage prepaid, overnight courier or delivered by hand. When sent by mail, such notices will also be sent by facsimile. Notices to US Airways will be addressed to:

US Airways, Inc.:                                       Chautauqua Airlines, Inc.:

Gregory T. Taylor
Vice President, US Airways Express                      President
US Airways, Inc.                                        Chautauqua Airlines, Inc.
2345 Crystal Drive                                      2500 S. High School Road
Arlington, VA 22227                                     Indianapolis, IN 46251

Facsimile: (703)872-7312                                Telephone: (317)484-6000
Telephone: (703)872-7062                                Facsimile: (317)484-6060

with copies delivered at the same address               with copies delivered to:
to the attention of US Airways' General Counsel,
Facsimile: (703)872-5252

                                                        Arthur Amron
                                                        Senior Vice President and General Counsel
                                                        Wexford Management, LLC
                                                        411-West Putnam Avenue
                                                        Greenwich, CT 06830
                                                        Telephone: (203)862-7012
                                                        Facsimile: (203)862-7312

                                                        and to

                                                        Joseph Jacobs
                                                        President
                                                        Wexford Management, LLC
                                                        411 West Putnam Avenue
                                                        Greenwich, CT 06830

                                                        Telephone: (203)862-7020
                                                        Facsimile: (203)862-7320

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ARTICLE 12  MAINTENANCE COST ADJUSTMENT

SECTION 12.1  MAINTENANCE COST RISK SHARING

Chautauqua (and/or third party providers at the direction of Chautauqua) will maintain the Aircraft and the costs will be considered as Chautauqua Costs. At the end of the initial seven (7) year term of this Agreement, and in the event of an extension of such term, at the end of such extended term, Chautauqua will account to US Airways for the maintenance costs actually incurred during such term. In the event the cumulative aggregate Actual Aircraft Maintenance Costs incurred during such term (the "Actual Maintenance Costs") exceed one hundred five percent (105%) of the cumulative aggregate Aircraft maintenance costs paid by US Airways to Chautauqua during such term (the "Paid Maintenance Costs"), US Airways shall pay Chautauqua one half (1/2) of the amount of such excess, provided that US Airways shall not be required to pay more than three percent(3%) of the Paid Maintenance Costs. In the event the cumulative aggregate Actual Maintenance Costs are less than ninety five percent (95%) of the Paid Maintenance Costs, Chautauqua shall pay US Airways one half (1/2) of the amount of such savings, provided that Chautauqua shall not be required to pay more than three percent (3%) of the Paid Maintenance Costs.

SECTION 12.2  INTENTIONALLY DELETED

SECTION 12.3  MAINTENANCE COST SUMMARY

The Actual Aircraft Maintenance Cost includes the labor, materials, and third party costs associated with maintaining the items shown in Exhibit 12.2. Within ninety (90) days after the end of each calendar year, Chautauqua will provide a detailed summary of the Actual Maintenance Costs incurred during such calendar year prepared according to the generally

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accepted accounting principals. US Airways will have thirty (30) days to review and accept the maintenance cost summary.

SECTION 12.4  MAINTENANCE COST DISPUTES

Any disputes between US Airways and Chautauqua arising as a result of the application of the Maintenance Cost Adjustment will be resolved in accordance with the dispute resolution procedure set forth in Article 15.

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ARTICLE 13  MISCELLANEOUS

SECTION 13.1  ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties hereto unless subsequently amended in writing, executed by duly authorized representatives of both parties or their respective successors in interest.

SECTION 13.2  HEADINGS

Article titles and subheadings contained herein are inserted only as a matter of convenience and for reference. Such titles in no way define, limit, or describe the scope or extent of any provision of this Agreement.

SECTION 13.3  SEVERABILITY

If, for any reason, any portion of this Agreement will be deemed unenforceable or determined by a court of competent jurisdiction to be in violation of or contrary to any applicable statute, regulation, ordinance, order, or common law doctrine, then that portion will be of no effect. Nevertheless, the balance of the Agreement will remain in full force and effect as if such provision were never included.

SECTION 13.4  WAIVER

Except as otherwise specifically provided in this Agreement, a waiver by either Party of any breach of any provision of this Agreement, or either Party's decision not to invoke or enforce any right under this Agreement, will not be deemed a waiver of any right or subsequent breach, and all provisions of this Agreement will remain in force.

SECTION 13.5  ASSIGNABILITY

The Parties agree that this Agreement and the rights and obligations established hereunder, may not be assigned, in whole or in part, without the prior written consent of the other, where such consent will not be unreasonably withheld, except that US Airways may assign its rights to US Airways Group, Inc., or any subsidiary of that company, or any successor through merger, asset sale, operation of law or the like. Chautauqua may assign its right to Wexford III Corp., or any subsidiary of that company, or any successor through merger, asset sale, operation of law or the like. Notwithstanding any such assignment, the Parties agree that they will remain responsible for their financial obligations under this Agreement.

SECTION 13.6  GOVERNING LAW

This Agreement will be governed by, construed and enforced in accordance with the laws of the United States and the State of New York, as though the entire contract were performed in New York and without regard to New York's conflict of laws, rules, or statutes. The parties further agree that they consent to the jurisdiction of the Courts of New York or the federal courts located within the State of New York and waive any claim of jurisdiction or FORUM NON CONVENIENS.

SECTION 13.7  NO FRANCHISE

Nothing is this Agreement is intended to imply or confer upon the arrangements contemplated hereunder, any status as a "franchise" as recognized under any state law. Accordingly, no franchiser-franchisee relationship exists between US Airways and Chautauqua as a result of this Agreement.

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ARTICLE 14  CONFIDENTIALITY

SECTION 14.1  CONFIDENTIALITY OF AGREEMENT

The Parties agree that the terms of this Agreement and any other Confidential Information (as defined in Section 14.2 hereof) furnished hereunder will be treated as confidential and will not be disclosed to any other person or entity without the express written consent of the other party; provided that each party may, without the consent of the other party, disclose Confidential Information as expressly permitted below:

     (a) to directors, officers, employees, permitted assigns and agents of each party and their respective Affiliates (as defined in Section 14.4 or 14.5 hereof); or (b) to prospective financial institutions for the purposes of providing financing of Aircraft for Chautauqua; or

     (c) to subcontractors, auditors, accountants or legal and financial advisors of such party and its Affiliates; or

     (d) to such other parties as may be required by law, by government regulation or order, by subpoena or by any other legal process. In the event that a disclosure becomes necessary, as provided in this subclause
     (d) of this Section 14.1, each party shall consult and cooperate with the other party to limit (to the extent permissible) the scope and form of such disclosure. In the event of such disclosure required by law, only those portions of this Agreement required to be disclosed will be released. The disclosing party will make good faith efforts to minimize the portions to be disclosed and will seek confidential treatment by the receiving party or agency or any portions disclosed. In the event of one party being served a subpoena or discovery request, prior to responding to the subpoena or request, the party served will notify the other party, so that the other party will have an opportunity to contest, if it chooses to do so, the disclosure of the content of this Agreement.

SECTION 14.2  CONFIDENTIAL INFORMATION

"Confidential Information" means all restricted information having business value, regardless of the form in which it exists, including, without limitation, the terms of this Agreement, written documents, oral communications, recordings, videos, software, databases, business plans, and electronic/magnetic media, provided to or observed by either party pursuant to this Agreement, including information owned or provided by either party to the other party, except otherwise as expressly provided in Section 14.3 hereof. Each party agrees that it will maintain all Confidential Information in confidence using the same degree of care with respect to such Confidential Information as it uses in protecting its own proprietary information, and will use it solely for purposes of its own business operations in accordance with the terms hereof. Such Confidential Information will be distributed within each party's company only to personnel with a need to know such information for permitted purposes or in compliance with a court order or statutory or regulatory requirements; PROVIDED, HOWEVER, that prior to any such latter disclosure, the party shall inform all such persons of the confidential nature of the information, and that it is subject to this non-disclosure obligation, and shall further instruct such persons to treat such information confidentially. The parties expressly acknowledge and agree that the terms and conditions of this Agreement and any reports, invoices, or other communications between US Airways and Chautauqua given hereunder or in connection herewith constitute Confidential Information of both parties.

SECTION 14.3  EXCLUSIONS FROM CONFIDENTIAL INFORMATION

Notwithstanding the foregoing, Confidential Information will not be considered confidential and each party and their respective Affiliates may disclose any item of Confidential Information without restriction in any of the following circumstances if such item:

     (a) is publicly available (either to the general public or to any relevant trade or industry) prior to either party's receipt of it from the other party hereto;

     (b) is thereafter made publicly available (either to the general public or to any relevant trade or industry) by another party hereto or by a third party which is entitled to make such item publicly available; (c) becomes available to either party hereto on a non-confidential basis from a source which has represented to such party that such source is entitled to disclose it; or
     (d) was known to either party hereto on a non-confidential basis prior to its disclosure to such party by another party hereto. The provisions of this Article 14 will survive any termination of this Agreement for a period of three (3) years.

SECTION 14.4  INFORMATION SHARED WITH US AIRWAYS GROUP, INC.

Notwithstanding anything to the contrary herein, Chautauqua acknowledges and agrees that any Confidential Information shared or given to US Airways pursuant to this Agreement may be shared by US Airways on a confidential basis with US Airways Group, Inc., and US Airways Affiliates, where US Airways Affiliates is defined as subsidiaries of US Airways Group, Inc., each of which shall be deemed "Affiliates" of US Airways for purposes of this Article 14.

SECTION 14.5  INFORMATION SHARED WITH CHAUTAUQUA

Notwithstanding anything to the contrary herein, US Airways acknowledges and agrees that any Confidential Information shared or given to Chautauqua pursuant to this Agreement may be shared by Chautauqua on a confidential basis with Wexford Management LLC, Wexford III Corp. and entities that are wholly owned or controlled by Wexford Management LLC or Wexford III Corp., each of which shall be deemed "Affiliates" of Chautauqua for the purposes of this Article 14.

SECTION 14.6  RETURN OF DOCUMENTS

(a) Upon the reasonable request of either party, each party will immediately return to the other party, at its own expense, all documents of the requesting party and all copies of such documents in its possession or under the control either directly or indirectly of its agents. Each party acknowledges and agrees that the other party will have the right to exercise this right as many times as it deems necessary throughout the term of this Agreement.

(b) Upon termination of this Agreement, with or without cause and for any reason, each party shall, within ninety (90) days of such termination, either deliver to the other party, of destroy, all of such other party's Confidential Information (including copies thereof encoded or stored on magnetic or other electronic media or processors; PROVIDED, HOWEVER, that neither party shall be required to purge or destroy any Confidential Information for so long as such Confidential Information is reasonably necessary continued administration and operation of their respective programs or is reasonably necessary in connection with the resolution of any disputes which may have at the time arisen pursuant to the terms of this Agreement; PROVIDED, FURTHER, that any Confidential Information not purged or destroyed pursuant to the preceding proviso shall be purged or destroyed as soon as it is no longer reasonably necessary for continued administration or resolution of disputes.

SECTION 14.7  REMEDIES

Each party acknowledges and agrees that the party disclosing Confidential Information under this Agreement will have no adequate remedy at law if there is a breach or threatened breach of this Article 14 and accordingly, that the disclosing party shall be entitled to an injunction or other equitable or preventative relief against the other party or its representatives for such breach or threatened breach. Nothing herein shall be construed as a waiver of any other legal or equitable remedies which may be available to the disclosing party in the event of a breach or threatened breach of this Article 14 and the disclosing party may pursue any other such remedy, including the recovery of damages.

ARTICLE 15  DISPUTE RESOLUTION

SECTION 15.1  CERTAIN DISPUTES

Any dispute, difference, controversy or claim arising out of or relating to a significant event that might affect the accumulation of Points or a Poor Performance Penalty under Section 8.2 of this Agreement, the Maintenance Cost Adjustment set forth in Article 12 or the adjustment of Per Block Hour Costs under Section 5.2(a), the breach or non-performance thereof shall first be attempted to be resolved by US Airways and Chautauqua through mutual negotiations, consultation and discussions for a period of thirty (30) days.

SECTION 15.2  DISPUTE RESOLUTION PROCEEDINGS

In the event that the parties are unable to settle their differences or disputes which may arise between them under Section 15.1, above, then either party may submit such dispute ("Dispute") for binding arbitration with the following conditions:
     (a) the proceeding will be held before a panel of three arbitrators where each party will choose one arbitrator and the third will be selected jointly by the two appointed arbitrators and, where such agreement cannot be reached, by appointment of the Administrator of the American Arbitration Association or his or her designee;
     (b) except as modified by this Article, the Arbitration Rules of the American Arbitration Association will govern the arbitration;
     (c) the proceeding will be conducted in the State of New York;
     (d) the law and common Law of the United States and the State of New York will be applied without regard to New York conflict of laws statutes;
     (e) the proceeding will be closed except to the parties, their attorneys, representatives, witnesses and experts, all of whom must agree to maintain the confidentiality of the dispute;

     (f) the existence, proceeding and resolution of the Dispute will be kept confidential by the parties and will only be disclosed to parties and individuals with a need to know of its existence and who will agree to maintain confidentiality;
     (g) the arbitration will be binding upon the parties unless mutually agreed otherwise in writing; and
     (h) each party will be responsible for its own costs and expense incurred as a result of, or in connection with the arbitration, including the costs, fees, and expenses of its own representatives and designated arbitrator, in the proceeding, except that the costs of the third arbitrator will be shared jointly by the parties.

IN WITNESS WHEREOF, US Airways and Chautauqua have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

CHAUTAUQUA AIRLINES, INC.                           US AIRWAYS, INC.


/s/ Arthur Amron                                    /s/ Gregory T. Taylor
----------------------------                        ----------------------------


By:    Bryan Bedford                                By:    Bryan Bedford
Title: Vice President                               Title: Vice President
Chautauqua Airlines, Inc.                           US Airways Express


/s/ Kia E. Hardy                                    /s/ [ILLEGIBLE]
----------------------------                        ----------------------------
Witness                                             Witness


[SEAL]                                              [SEAL]

EXHIBIT 2.1     *IMPLEMENTATION SCHEDULE OF AIRCRAFT DEPLOYMENT

DATE                         NUMBER OF OPERATIONAL AIRCRAFT
July 1999                                 2
September 1999                            3
December 1999                             4
February 2000                             5
April 2000                                6
June 2000                                 7
August 2000                               8
October 2000                              9
December 2000                            10

----------
*    Subject to revision only due to delivery delays by Embraer.

EXHIBIT 2.1(a)  SCHEDULE REQUIREMENTS

The weekly schedules for the Aircraft specified by US Airways must meet the following [*] schedule parameters.

                                                 [*]           [*]
Scheduled Block Hours per Aircraft per Day       [*]           [*]
Scheduled Departures per Aircraft per Day        [*]           [*]
Available Seat Miles per Aircraft per Day        [*]           [*]

US Airways will meet the following criteria in devising the schedule:

1.   Aircraft Turn Times

For operations at US Airways designated hubs (for purposes of this Agreement only, Pittsburgh, Boston, Washington-National, New York LaGuardia, Charlotte, Philadelphia, and Dulles and any other hubs that US Airways may establish) the minimum turn time (defined as the time from Aircraft blocking to Aircraft unblocking) will be [*] minutes. For operations at a non US Airways hub, the minimum turn time will be [*] minutes.

2.   Aircraft Maintenance Requirements

During the period Chautauqua operates up to [*] Aircraft, [*] Aircraft will be scheduled for overnight maintenance for a minimum period of [*] per day for [*] each week. 1n addition, [*] Aircraft will be scheduled for [*] of continuous maintenance time each week beginning on Saturday afternoon. [*]

--------------
* Confidential

3.   Maintenance Base

The schedule will allow for the establishment of a single maintenance base in Indianapolis, Indiana.

4.   Crew Overnights

The schedule will allow for [*] of crews in outstations and will not require Chautauqua to schedule [*].

5.   Crew Bases
     [*]

6.   Hub Arrivals/Departures
     [*]

7.   Consent to Schedule Changes

To the extent that US Airways' schedule falls outside of the criteria set forth herein, US Airways shall request Chautauqua to consent to such schedule and Chautauqua shall not unreasonably withhold such consent provided that the schedule being requested will not impose additional costs upon Chautauqua and/or make Chautauqua's compliance with its performance requirements more difficult, further provided that US Airways shall have the right to reimburse Chautauqua for such additional costs and/or adjust the performance criteria so that the immediately proceeding proviso shall no longer be applicable to the schedule request in question.

--------------
* Confidential

EXHIBIT 2.8     DIVISION OF RESPONSIBILITIES

(1) The parties will be responsible for providing, at their own cost, service and materials, as set forth below, Assignment of services and materials to categories will be according to generally accepted accounting principals and in keeping with Airline Industry Standard Functional Classifications as required for reporting Form 41 data to the Department of Transportation. Except as otherwise provided in Articles 4 and 5, the assignment of responsibility will be as follows:

       TO CHAUTAUQUA                               TO US AIRWAYS, INC.

5100   Flying Operations                           5500   Passenger Service(1)

5200   Direct Maintenance                          6200   Traffic Servicing

5300   Maintenance Burden(2)                       6300   Related to Traffic Servicing

6100   Aircraft Servicing(3)                       6500   Reservations and Sales

6300   Related to Aircraft Servicing               6600   Advertising and Publicity

6800   Related to Aircraft Operations              6800   Related to Passengers & Revenue

7000   Depreciation and Amortization related       7000   Depreciation and Amortization related
       to aircraftand maintenance equipment               airport facilities and ground facilities
                                                          and equipment

7100   Transport Related Expenses as they          7100   Transport Related Expenses as they relate
       relate to the above referenced items               to the above referenced items

(2) Chautauqua will be responsible for providing, fuel (into plane), airport landing fees, passenger catering, passenger liability insurance, and property tax. Chautauqua will be fully reimbursed for these items (the "Pass Through Costs") as described in Section 5.4.

----------
1    Except Flight Attendant which will be the responsibility of Chautaugua
2    Except Station Ground Equipment which will be the responsibility of US
     Airways
3 De-icing costs and overnight aircraft parking shall be the responsibility of US Airways

EXHIBIT 5.1     PRICING MODEL SUBJECT TO REVIEW BY BOTH PARTIES

                                       [*]

                                      -46-

--------------
* Confidential

EXHIBIT 12.2    AIRCRAFT MAINTENANCE ITEMS*

APU (Sundstrand)                         Central MTC System (ATA ref. 45)

Engine (Allison)                         Airborne Auxiliary Power (ATA ref 49)

Avionics (Honeywell)                     Structures (ATA ref. 51)

Placards & Markings (ATA ref 11)         Doors (ATA ref. 52 and 53)

AC Press (ATA ref. 21)                   Nacelles/Pylons (ATA ref 54)

Auto Flight (ATA ref 22)                 Stabilizers (ATA ref 55)

Communications (ATA ref. 23)             Windows (ATA ref. 56)

Electrical Power (ATA ref. 24)           Wings (ATA ref 57

Interior (ATA ref. 25)                   Engine Mounting (ATA ref 71)

Fire Protection (ATA ref. 26)            Engines (ATA ref 72)

Flight Controls (ATA ref. 27)            Fuel & Control (ATA ref 73)

Fuel System (ATA ref, 28)                Ignition (ATA ref 74)

Hydraulic Systems (ATA ref. 29)          Engine Controls (ATA ref 76)

Ice/Rain Prot (ATA ref. 30)              Engine Indicating (ATA ref. 77)

Indicating & Rec. (ATA ref. 31)          Exhaust (ATA ref. 78)

Landing Gear (ATA ref. 32)               Oil (ATA ref 79)

Lights (ATA ref. 33)                     Starting (ATA ref. 80)

Navigation (ATA ref. 34)

Oxygen (ATA ref. 35)

Bleed Air (ATA ref. 36)

Waste Water (ATA ref. 38)

--------
* Aircraft maintenance subjects as defined by the Air Transportation Authority (ATA)

                                       -1-